EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about September 12, 2003, of our report dated April 5, 2003, included in El Capitan Precious Metals, Inc.'s Form 10-KSB for the year ended December 31, 2002, and to all references to our Firm included in this registration statement.


/s/ Hawkins Accounting

San Diego, California
September 12, 2003